As filed with the Securities and Exchange Commission on April 30, 2002
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QWEST COMMUNICATIONS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	84-1339282 (I.R.S. Employer Identification Number)

1801 California Street Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

Qwest Communications International Inc. Employee Stock Purchase Plan
(Full title of plan)

Yash A. Rana, Esq.
Vice President
Qwest Communications International Inc.
1801 California Street
Denver, Colorado 80202
(Name and address of agent for service)

(303) 992-5109
(Telephone number, including area code, of agent for service)

Copy to:
Thomas A. Richardson, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE
Common Stock, par value $.01 per share	2,745,962 shares	$6.50	$17,848,753	$1643

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Registrant's Common
     Stock on April 23, 2002, as reported on the New York Stock Exchange.

Form S-8 Pursuant to General Instruction E

This Registration Statement on Form S-8 is filed by Qwest Communications International Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to General Instruction E to Form S-8. The Registrant is registering an additional 2,745,962 shares of Common Stock which may be offered and sold pursuant to the Qwest Communications International Inc. Employee Stock Purchase Plan (the "Plan"). The contents of the earlier Registration Statements on Form S-8 (Registration Nos. 333-65345 and 333-84877) filed with respect to the Plan are hereby incorporated by reference into this Registration Statement on Form S-8.

ITEM 8.	EXHIBITS
5.1	Legal Opinion of Holme Roberts & Owen LLP
23.1	Consent of Arthur Andersen LLP
23.2	Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1
24.1	Power of Attorney of Directors of the Registrant (incorporated by reference from Exhibit 24-A of the Registrant's Registration Statement on Form S-4 filed October 30, 2001)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 30th day of April, 2002.

QWEST COMMUNICATIONS INTERNATIONAL INC.

By:   /S/ Yash A. Rana
Name: Yash A. Rana
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

* Philip F. Anschutz	Chairman of the Board of Directors	April 30, 2002
/S/ Joseph P. Nacchio Joseph P. Nacchio	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	April 30, 2002
/S/ Robin R. Szeliga Robin R. Szeliga	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2002
* Linda G. Alvarado	Director	April 30, 2002
* Craig R. Barrett	Director	April 30, 2002
* Hank Brown	Director	April 30, 2002
* Thomas J. Donohue	Director	April 30, 2002
* Jordan L. Haines	Director	April 30, 2002
* Cannon Y. Harvey	Director	April 30, 2002
* Peter S. Hellman	Director	April 30, 2002
* Vinod Khosla	Director	April 30, 2002
* Marilyn C. Nelson	Director	April 30, 2002
* Frank Popoff	Director	April 30, 2002
* Craig D. Slater	Director	April 30, 2002
* W. Thomas Stephens	Director	April 30, 2002

*By:   /S/ Yash A. Rana
       Yash A. Rana,
       as Attorney-In-Fact

EXHIBIT INDEX
5.1	Legal Opinion of Holme Roberts & Owen LLP
23.1	Consent of Arthur Andersen LLP
23.2	Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1
24.1	Power of Attorney of Directors of the Registrant (incorporated by reference from Exhibit 24-A of the Registrant's Registration Statement on Form S-4 filed October 30, 2001)